                                                                    EXHIBIT 23.3




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Vertex Pharmaceuticals, Inc. Registration Statement (Form S-8), expected to be filed with the Securities and Exchange Commission on or about July 23, 2001, pertaining to the Aurora Biosciences Corporation 1996 Stock Plan, Aurora Biosciences Corporation Employee Stock Purchase Plan, 1993 Stock Option Plan of Panvera Corporation, Nonqualified Stock Option Agreement between Quorum Sciences, Inc. and Ute Muh, Nonqualified Stock Option Agreement between Quorum Sciences, Inc. and Douglas John Bartels, Nonqualified Stock Option Agreement between Quorum Sciences, Inc. and Steve C. Winans, Ph.D., Nonqualified Stock Option Agreement between Quorum Sciences, Inc. and Michael J. Welsh, M.D., Nonqualified Stock Option Agreement between Quorum Sciences, Inc. and Paul V. Dunlap, Ph.D., Nonqualified Stock Option Agreement between Quorum Sciences, Inc. and J. Woodland Hastings, Nonqualified Stock Option Agreement between Quorum Sciences, Inc. and Ute Muh, Ph.D., and the Stock Option Agreement between Quorum Sciences, Inc. and James A. Romesser, Ph.D. of our report dated April 27, 2001, with respect to the consolidated financial statements of Aurora Biosciences Corporation included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission on May 18, 2001.


                                        /s/ Ernst & Young
                                        ERNST & YOUNG LLP


San Diego, California
July 18, 2001